UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2019

CARBONITE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35264	33-1111329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Two Avenue de Lafayette, Boston, Massachusetts 02111
(Address of principal executive offices, including ZIP code)
(617) 587-1100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement
In connection with the Merger Agreement, as defined below, on March 26, 2019, Carbonite, Inc. (the “Company”) entered into a credit agreement (the “Credit Agreement”) with Barclays Bank PLC, as administrative agent and certain other lenders, which provides a term loan facility of $550.0 million and a revolving credit facility of $130.0 million, including a $15.0 million sub-limit for letters of credit. The Credit Agreement permits the Company to obtain incremental term loans and incremental revolving commitments of up to $150.0 million plus an additional unlimited amount so long as the Company does not exceed a specified pro forma secured net leverage ratio, in either case provided the existing or additional lenders are willing to provide such additional term loans or increased revolving commitments and subject to other terms and conditions. The revolving facility under the Credit Agreement matures 91 days prior to the maturity of the Company’s outstanding convertible notes, unless such convertible notes have been redeemed or discharged prior to such date on the terms set forth in the Credit Agreement, in which case the revolving facility matures on March 26, 2024. The term loans under the Credit Agreement mature 91 days prior to the maturity of the Company's outstanding convertible notes, unless such convertible notes have been redeemed or discharged prior to such date on the terms set forth in the Credit Agreement, in which case the term loans mature on March 26, 2026. The facilities under the Credit Agreement are secured by substantially all of the Company’s assets and contain customary affirmative and negative covenants, including, among others, certain limitations on the incurrence of indebtedness, guarantees and liens, the making of investments, acquisitions and dispositions, the payment of dividends and the repurchase of capital stock and the repayment, redemption or amendment of subordinated debt.
The above description of the Credit Agreement is a summary only and is qualified in its entirety by reference to the Credit Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.
On March 26, 2019, the Company completed the previously announced acquisition (the “Acquisition”) of Webroot Inc., a Delaware corporation (“Webroot”), pursuant to the Agreement and Plan of Merger, dated February 7, 2019 (as amended, the “Merger Agreement”) by and among the Company, Matterhorn Acquisitions, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), Webroot and Shareholder Representative Services LLC, solely in its capacity as the Stockholder Representative. Immediately prior to the Closing, the parties amended the Merger Agreement to make a technical correction to certain calculations. Pursuant to the Merger Agreement, on the Closing Date, Merger Sub merged with and into Webroot, with Webroot surviving as a direct wholly owned subsidiary of the Company (the “Merger”).
At the effective time of the Merger, each issued and outstanding share of Series A Preferred Stock, par value $0.001 per share (the “Series A Shares”), and each issued and outstanding share of common stock, par value $0.001 per share (together with the Series A Shares, the “Shares”) of Webroot (other than the Shares (i) held in treasury by Webroot or owned by any direct or indirect subsidiary of Webroot or (ii) held by stockholders who did not vote in favor of the Merger, consented thereto in writing or otherwise contractually waived or agreed to refrain from exercising their rights to appraisal and who have demanded properly in writing appraisal for such shares in accordance with Section 262 of the General Corporation Law of the State of Delaware) was converted into the right to receive a portion of the aggregate cash consideration payable in respect of the Merger, consisting of $618.5 million, to be adjusted with respect to cash, debt, unpaid transaction fees and expenses and working capital.
The above description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information described under Item 1.01 is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.
On March 26, 2019, the Company issued a press release announcing the completion of the Merger. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of Exhibit 99.1 attached hereto is not intended to constitute a determination by the Company that the information is material or that the dissemination of the information is required by Regulation FD.

Item 9.01	Exhibits

(d)	Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated February 7, 2019, among Carbonite, Inc., Matterhorn Acquisitions, Inc., Webroot Inc. and Shareholder Representative Services LLC. *
2.2	First Amendment to Agreement and Plan of Merger, dated March 26, 2019, among Carbonite, Inc., Matterhorn Acquisitions, Inc., Webroot Inc. and Shareholder Representative Services LLC. *
10.1
Credit Agreement, dated March 26, 2019, among Carbonite, Inc., the financial institutions that are parties thereto as lenders, Barclays Bank PLC, as administrative agent for the lenders and the other parties thereto.

99.1	Carbonite, Inc. Press Release, dated March 26, 2019.

*Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized on March 27, 2019.

CARBONITE, INC.

By:	/s/ Danielle Sheer
Name:	Danielle Sheer
Title:	General Counsel